Exhibit 99.1

The Real Good Food Company Reports Fourth Quarter and Fiscal Year 2022 Financial Results

Cherry Hill, NJ, March 27, 2023 – The Real Good Food Company, Inc. (NASDAQ: RGF) (“Real Good Foods” or the “Company”), a leading health and wellness frozen foods company, today reported financial results for its fourth quarter and fiscal year ended December 31, 2022.

Management Commentary

Bryan Freeman, Executive Chairman, said: “The fourth quarter was reflective of the growing strength of our brand, helping to meet increasing demand for healthier frozen food options with innovative new products such as our Breaded Poultry, Breakfast Flautas and Creamy Poblano Enchiladas. While sales came in below our original expectations, this was driven by the strategic dialing back of promotional expenses on a non-core product in the unmeasured channel that would have diluted margins. Moreover, our distribution gains are tracking ahead of plan, baseline velocities remain strong and new product velocities are exceeding base. As such, we are re-iterating our revenue guidance of at least $200 million in 2023. Looking ahead to 2023 and beyond, I firmly believe that our continued focus on innovation in incremental categories – as reflected by the success of our launch into the refrigerated category as well as frozen breaded poultry – that will underpin our future sales growth.

Gerard Law, Chief Executive Officer, added: “We are pleased to report that the Bolingbrook facility has reached its final start-up phase, which has allowed us to significantly increase production and labor efficiencies across the business. These improvements, paired with commodity cost normalization, helped to grow our gross margin profile to 13.7% of net sales in the fourth quarter, as compared to 5.0% in the same year-ago quarter. As we complete the final start-up phase and Bolingbrook begins to realize its full potential, I believe we are well positioned to achieve our expectation of reaching positive operating cash flow in 2023. I look forward to continued operational execution in the months ahead as we strive to create sustainable, long-term value for our shareholders.”

Fourth Quarter and Fiscal Year 2022 Highlights

•	Net sales increased 39% in the fourth quarter to $35.7 million and 68% in the full year to $141.6 million

•	Gross profit margin grew to 13.7% of net sales in the fourth quarter of 2022, as compared to 5.0% of net sales in the fourth quarter of 2021

•	Household penetration increased to 8.4% as of January 2023, as compared to 7.6% in January 2022

Financial Results for the Quarter Ended December 31, 2022

Net sales grew 39.2% to $35.7 million in the fourth quarter of 2022, as compared to $25.6 million in the fourth quarter of 2021. The increase was primarily due to strong growth in sales volumes of the Company’s core products, driven by greater demand from existing retail and club customers, and to a lesser extent new customers.

Gross profit increased by $3.6 million to $4.9 million, or 13.7% of net sales, in the fourth quarter of 2022, as compared to $1.3 million, or 5.0% of net sales, in the fourth quarter of 2021. The increase in gross profit was primarily driven by a decrease in the cost of raw materials, improved price realization, productivity initiatives and to a lesser extent improved efficiencies across our plant network.

Adjusted gross profit, a non-GAAP term, increased by $5.4 million to $9.9 million, reflecting an adjusted gross margin of 27.7% of net sales, in the fourth quarter of 2022, as compared to $4.5 million, or an adjusted gross margin of 17.4% of net sales, in the fourth quarter of 2021. The increase in adjusted gross profit was primarily driven by lower commodity costs, productivity initiatives, and to a lesser extent, improved price realization.

Total operating expenses decreased by $28.2 million to $14.1 million in the fourth quarter of 2022, as compared to $42.3 million in the fourth quarter of 2021. The decrease was primarily due to $28 million in equity compensation expense recognized at the time of our IPO in the fourth quarter of 2021.

Adjusted EBITDA, a non-GAAP term, totaled a loss of $0.7 million in the fourth quarter of 2022, as compared to a loss of $3.9 million in the fourth quarter of 2021. The decreased loss in adjusted EBITDA was driven by lower commodity costs, better price realization and efficiencies related to the Bolingbrook ramp-up.

Loss from operations decreased by $31.8 million to $9.3 million in the fourth quarter of 2022, as compared to $41.1 million in the fourth quarter of 2021. The decrease was primarily due to the aforementioned reduction in equity compensation expense.

Net loss decreased by $33.0 million to $11.9 million in the fourth quarter of 2022, as compared to $44.9 million in the fourth quarter of 2021. The decrease in net loss was primarily due to the aforementioned reduction in equity compensation expense.

Balance Sheet Highlights

As of December 31, 2022, the Company had cash and cash equivalents of $7.6 million (which includes $2.3 million of restricted cash) and total debt was $73.2 million. The Company had $37.6 million in available liquidity.

Outlook

The Company is maintaining its guidance for the year ending December 31, 2023:

•	Net sales of at least $200 million

•	Adjusted gross margin of at least 24%

•	Adjusted EBITDA in the mid-to-high single-digit millions range

•	Positive cash flow from operations

Long-term, the Company continues to expect:

•	Net sales of approximately $500 million

•	Adjusted gross margin of 35%

•	Adjusted EBITDA margin of 15%

The Company is not providing guidance for gross margin or net loss, the most directly comparable GAAP measures, and similarly cannot provide a reconciliation between its forecasted adjusted gross margin and GAAP gross margin and adjusted EBITDA and net loss without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company’s control, may vary significantly between periods and could significantly impact future financial results.

Conference Call and Webcast Details

Management will host an investor conference call at 8:30 a.m. Eastern time on Monday, March 27, 2023 to discuss Real Good Foods’ fourth quarter and fiscal year 2022 financial results, provide a corporate update, and conclude with a question and answer session with telephone participants. To participate, please use the following information:

Q4 & FY 2022 Conference Call and Webcast

Date: Monday, March 27, 2023

Time: 8:30 a.m. Eastern time

U.S./Canada Dial-in: 1-877-451-6152

International Dial-in: 1-201-389-0879

Conference ID: 13736835

Webcast: RGF Q4 & FY22 Webcast

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

A telephone playback of the call will be available through Monday, April 10, 2023. To listen, call 1-844-512-2921 within the United States and Canada or 1-412-317-6671 when calling internationally. Please use the replay pin number 13736835. A webcast replay will also be available by clicking here: RGF Q4 & FY22 Webcast.

About Real Good Food Company

Real Good Foods (NASDAQ: RGF) is a leading health and wellness frozen foods company, providing a better way to enjoy your favorite foods. The Company’s mission is to provide “Real Food You Feel Good About Eating”, making delicious, nutritious foods that are low in sugar, low in carbohydrates and high in protein. The Real Good Foods family of products includes breakfast, lunch, dinner, and snacks – available in over 16,000 stores nationwide with additional direct-to-consumer options.

To learn more, please visit our website at realgoodfoods.com or join us on social media @realgoodfoods – where we maintain some of the largest followings in the frozen food industry today.

Non-GAAP Financial Measures

In addition to the Company’s financial results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company believes that adjusted gross profit, adjusted gross margin, and adjusted EBITDA, each of which is a non-GAAP financial measure, are useful performance measures and metrics for investors to evaluate current trends in its operations and compare the ongoing financial and operating performance of our business from period to period. In addition, management uses these non-GAAP financial measures to assess our operating performance and for internal planning purposes. The Company also believes these measures are widely used by investors, securities analysts, and other parties in evaluating companies in our industry as measures of financial and operational performance. However, the non-GAAP financial measures included in this press release have limitations and should not be considered in isolation, as substitutes for, or as superior to, performance measures calculated in accordance with GAAP. Other companies may calculate these measures differently, or may not calculate them at all, which limits the usefulness of these measures as comparative measures. Because of these limitations, the Company considers, and you should consider, these non-GAAP financial measures with other operating and financial performance measures presented in accordance with GAAP. To the extent the Company utilizes such non-GAAP financial measures in the future, it expects to calculate them using a consistent method from period to period.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding its projected financial results, including net sales, adjusted gross margin, and adjusted EBITDA and its ability to increase production at its new facility, improve profitability and meet its long-term growth objectives. The Company has attempted to identify forward-looking statements by using words such as “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” or “would,” and similar expressions or the negative of these expressions.

Forward-looking statements represent management’s current expectations and predictions about trends affecting the Company’s business and industry and are based on information available as of the time such statements are made. Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, it cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause its actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause its actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2021, and other documents filed with or furnished to the Securities and Exchange Commission by the Company from time to time.

In addition, readers are cautioned that the Company may make future changes to its business and operations in response to the impacts of the COVID-19 pandemic, supply chain disruptions and macroeconomic challenges, or in response to other business developments, which changes may be inconsistent with the Company’s prior forward-looking statements, and which may not be disclosed in future public announcements.

Investor Relations Contact

Akshay Jagdale

(856) 955-1453

ir@realgoodfoods.com

UNAUDITED CONSOLIDATED BALANCE SHEET

(In thousands, except share data)

	As of
	December 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash	$5,279	$27,435
Accounts receivable, net	20,316	8,968
Inventories	39,479	16,622
Other current assets	1,026	9,927

Total current assets	66,100	62,952
Property and equipment, net	38,497	10,289
Operating lease right-of-use assets	10,881	12,127
Deferred loan cost	970	818
Goodwill	12,486	12,486
Restricted Cash	2,318	2,310
Other noncurrent assets	187	1,162

Total assets	$131,439	$102,144

LIABILITIES AND STOCKHOLDERS’ EQUITY/MEMBERS’ DEFICIT
Current liabilities:
Accounts payable	$23,424	$15,205
Operating lease liabilities	1,455	1,040
Finance lease liabilities	3,310	198
Business acquisition liabilities, current portion	946	8,111
Accrued and other current liabilities	3,719	6,763
Current portion of long-term debt	370	328

Total current liabilities	33,224	31,645

Revolving line of credit/capex line	59,481	17,501
Lease line of credit	—	7,258
Long-term operating lease liabilities	10,030	11,249
Long-term finance lease liabilities	24,099	154
Term Loan	10,000	—
Long-term Business acquisition liabilities	2,405	3,352
Other long term liabilities	303	—

Total Liabilities	139,542	71,159
Commitments and contingencies (Note 12)
Stockholders’ Deficit/Equity:
Preferred stock, $0.0001 par value—10,000,000 shares authorized; no shares issued and outstanding as of December 31, 2021	—	—
Class A common stock, $0.0001 par value—100,000,000 shares authorized; 6,424,840 and 6,169,885 shares issued and outstanding as of December 31, 2022 and 2021, respectively	1	1
Class B common stock, $0.0001 par value—25,000,000 shares authorized; 19,377,681 and 19,577,681 shares issued and outstanding as of December 31, 2022 and 2021, respectively	2	2
Additional paid-in capital	56,273	49,693
Accumulated deficit	(21,127)	(10,143)

Total stockholders’ equity attributable to The Real Good Food Company, Inc.	35,174	39,553
Non-controlling interest	(43,253)	(8,568)

Total stockholders’ equity/members’ deficit	(8,103)	30,985

Total liabilities and stockholders’ equity/members’ deficit	$131,439	$102,144

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share/unit and per share/unit data)

	YEAR ENDED DECEMBER 31,
	2022	2021
Net sales	$141,588	$84,085
Cost of sales	128,339	73,791

Gross profit	13,249	10,294

Operating expenses:
Selling and distribution	20,607	14,965
Marketing	6,020	20,649
Administrative	25,011	27,792

Total operating expenses	51,639	63,406

Loss from operations	(38,390)	(53,112)
Interest expense	7,421	5,365
Other income	(144)	(309)
Change in fair value of convertible debt	—	8,925

Loss before income taxes	(45,667)	(67,093)
Income tax expense	—	—

Net Loss	$(45,667)	$(67,093)
Less: net loss attributable to non-controlling interest	(34,685)	(32,117)
Less: net loss prior to the reorganization	—	(24,833)
Preferred return on Series A preferred units	—	—

Net loss attributable to The Real Good Food Company, Inc.	$(10,983)	$(10,143)

Net loss per common share/unit (basic and diluted)	$(1.77)	$(1.64)
Weighted-average common shares units outstanding (basic and diluted)	6,193,017	6,169,885

NON-GAAP FINANCIAL MEASURES – RECONCILIATION

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2022	2021	2022	2021
Gross Profit	$4,883	$1,264	$13,249	$10,294
Start-up and idle capacity costs (1)	4,554	2,043	13,358	4,441
Costs related to the COVID-19 pandemic (2)	434	1,140	2,455	2,315

Adjusted Gross Profit	$9,871	$4,447	$29,062	$17,050

Adjusted Gross Margin	27.7%	17.4%	20.5%	20.3%

(1)

Represents start-up costs associated with commencing operations at our City of Industry and Bolingbrook facilities and other costs associated with temporary manufacturing capacity at our City of Industry and Bolingbrook facilities, including indirect labor costs, utility costs, and rent.

(2)	Represents direct costs incurred in connection with the COVID-19 pandemic, including freight rush charges, labor costs, tolling upcharges, and storage.

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2022	2021	2022	2021
Net Loss	$(11,834)	$(44,923)	$(45,667)	$(67,093)
Depreciation and amortization	1,426	349	3,201	1,140
Provision for income tax	—	—	—	—
Interest expense	2,771	1,043	7,421	5,365
Other Income	(144)	2,825	(144)	8,616
Start-up and idle capacity costs (1)	4,554	2,043	13,358	4,441
Costs related to the COVID-19 pandemic (2)	434	1,140	2,455	2,315
Share-based compensation (3)	1,583	28,725	6,751	28,725
Transaction expenses (4)	—	4,617	—	8,004
Other (5)	404	—	429	0
Bolingbrook start-up administrative costs (6)	109	313	1,126	313

Adjusted EBITDA	$(697)	$(3,868)	$(11,070)	$(8,174)

Adjusted EBITDA Margin	(2.0)%	(15.1)%	(7.8)%	(9.7)%

(1)

Represents start-up costs associated with commencing operations at our City of Industry and Bolingbrook facilities and other costs associated with temporary manufacturing capacity at our City of Industry and Bolingbrook facilities, including indirect labor costs, utility costs, and rent.

(2)	Represents direct costs incurred in connection with the COVID-19 pandemic, including freight rush charges, labor costs, tolling upcharges, and storage.
(3)	Represents equity-based compensation expense.
(4)	Represents costs incurred in connection with pursuing certain strategic and financing transactions, including legal, consulting, and accounting costs.
(5)	Represents other non-recurring administrative costs incurred during the period.
(6)	Represents administrative costs incurred in connection with start-up of the new Bolingbrook Facility.